UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 28, 2023

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Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMS	New York Stock Exchange
Redeemable warrants to acquire Class A common stock	DMS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)

On April 28, 2023, Digital Media Solutions, Inc. (the "Company") received notice from the New York Stock Exchange (the "NYSE") indicating that the Company is not in compliance with Rule 802.01B of the NYSE’s Listed Company Manual, which requires it to maintain an average global market capitalization of at least $50.0 million over a consecutive 30-day trading period and, at the same time, a total stockholders’ equity equal to or greater than $50.0 million (the "market capitalization listing standard"). This is a separate notice from the previously announced notice from the NYSE that the Company was not in compliance with the $1.00 30-trading day average price listing standard set forth in Rule 802.01C of the NYSE's Listed Company Manual.

Under NYSE rules, the Company has a period of 45 days from receipt of the notice to submit a plan advising the NYSE of definitive actions the Company has taken, or is taking, that would bring it into compliance with the market capitalization listing standard within 18 months of receipt of the notice. The Company plans to notify the NYSE that it intends to submit a plan to cure the global market capitalization listing standard deficiency. The Company is currently evaluating its available options and developing a plan to regain compliance with the minimum global market capitalization requirement.

The notice does not result in the immediate delisting of the Company's common stock from the NYSE. The Company's common stock will continue to be listed and trade on the NYSE during this cure period, subject to the Company's compliance with other NYSE continued listing standards.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 28, 2023, stockholders holding at least a majority of the outstanding voting capital stock of the Company approved and authorized via written consent (i) for purposes of the Rule 312.03 of the New York Stock Exchange’s Listed Company Manual, the issuance of the Company’s Series A and Series B preferred stock, as well as the issuance of Class A common stock pursuant thereto and pursuant to associated warrants issued in connection with the Securities Purchase Agreement, dated March 29, 2023, by and among the Company and the purchasers named therein, and (ii) the board of directors of the Company to approve and elect to adopt an amendment to the Company’s restated certificate of incorporation to effect a reverse stock split of our common stock at a ratio to be determined by the board prior to the effective time of the amendment of not less than 1-for-2 and not more than 1-for-30. Such stockholders represent approximately 70% of the voting power of our outstanding common stock and preferred stock (or approximately 83% of the voting power of our outstanding common stock immediately prior to the issuance of the Series A and Series B preferred stock).

Pursuant to Rule 14c-2 of the Exchange Act of 1934, as amended, the consents may not become effective until at least 20 calendar days following the date on which a definitive information statement informing stockholders of such consents is first mailed to our stockholders of record. On May 1, 2023, the Company filed a preliminary information statement with the SEC with respect to such consents. The board of directors of the Company reserves the right to elect to delay or abandon filing of the amendment effecting the reverse stock split if it determines, in its sole discretion, that the reverse stock split is not then in the best interests of the Company and its stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

99.1	Press release dated May 4, 2023.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2023

Digital Media Solutions, Inc.

/s/ Vanessa Guzmán-Clark
Name:	Vanessa Guzmán-Clark
Title:	Interim Chief Financial Officer